                                                                      Exhibit 11

                                  Exhibit 11.0
                       Roslyn Bancorp, Inc. and Subsidiary
                 Statement Re: Computation of Per Share Earnings
               (In thousands, except share and per share amounts)


                                                                 Three Months     Three Months
                                                                     Ended           Ended
                                                                  September 30,   September 30,
                                                                      1998            1997
                                                                  -----------     -----------

Net income                                                        $    13,334      $    11,034
                                                                  -----------      -----------

Weighted average common shares outstanding                         37,893,410       39,832,697
                                                                  -----------      -----------

Basic earnings per common share                                   $      0.35      $      0.28
                                                                  ===========      ===========

Weighted average common shares outstanding                         37,893,410       39,832,697

Potential common stock due to dilutive effect of stock options             --               --
                                                                  -----------      -----------

Total shares for diluted earnings per share                        37,893,410       39,832,697
                                                                  -----------      -----------

Diluted earnings per common share                                 $      0.35      $      0.28
                                                                  ===========      ===========


                                                                  Nine Months      Nine Months
                                                                     Ended            Ended
                                                                  September 30,    September 30,
                                                                      1998             1997
                                                                  -----------      -----------
Net income                                                        $    38,964      $    23,965
                                                                  -----------      -----------

Weighted average common shares outstanding                         38,611,350       40,241,086
                                                                  -----------      -----------

Basic earnings per common share                                   $      1.01      $      0.60
                                                                  ===========      ===========

Weighted average common shares outstanding                         38,611,350       40,241,086

Potential common stock due to dilutive effect of stock options          2,856               --
                                                                  -----------      -----------

Total shares for diluted earnings per share                        38,614,206       40,241,086
                                                                  -----------      -----------

Diluted earnings per common share                                 $      1.01      $      0.60
                                                                  ===========      ===========



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